Exhibit 99.1

FORWARD LOOKING STATEMENTS In this presentation and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our suppliers’ ability to deliver parts, systems and components at such times to allow us to meet production schedules; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

DAN AKERSON Chairman and CEO

BUSINESS STRATEGY Business Model Significantly Lower Risk Profile Leverage to Global Growth

BUSINESS STRATEGY Business Model Significantly Lower Risk Profile Leverage to Global Growth

BUSINESS STRATEGY Business Model Significantly Lower Risk Profile Leverage to Global Growth

BUSINESS STRATEGY Business Model Significantly Lower Risk Profile Leverage to Global Growth

BUSINESS STRATEGY Business Model Significantly Lower Risk Profile Leverage to Global Growth Design, Build and Sell The World’s Best Vehicles

TIM LEE President, GMIO

OVERVIEW ¶ GM’s largest region covering 80% of world’s population and 50% of world’s GDP ¶ Represents 50% of global industry ¶ 60% of GM’s growth by 2015 will be driven by GMIO ¶ GM and it’s JVs in China sold a record 2.55 million vehicles in 2011 ¶ Chevrolet: Fastest-growing major OEM brand – 29% of global Chevrolet sales from GMIO (1% in CY 2000)

2011 ACHIEVEMENTS Yet another Record Year… ¶ Leveraged growth with great vehicles – All time record: 33 launches, 3.7M units, 9.7% share ¶ $1.5B EBIT-adjusted through Q3 2011 ¶ Conquering: Floods, Tsunami, Revolution, Snow and Economy Note: GM share in IO includes Russia and CIS and excludes markets such as, North Korea, Sudan, Syria and Iran

2005-12: OVERALL IO INDUSTRY GROWTH 6.0 7.0 9.0 9.0 14.0 18.5 19.1 21.0 16.0 17.0 18.0 18.0 15.0 17.9 17.9 20.0 2005 2006 2007 2008 2009 2010 2011 2012F CAGR – Compound Annual Growth Rate Source: Global Insight Industry Forecast, including Russia and CIS, excluding Iran and Israel 22 24 27 27 29 36 37 41 Other IO (M) China (M)

2012 For Major Markets

CONTINUOUS MOMENTUM IN CHINA 2,352 2,547 12.9% 13.6% 12.1 12.5 12.9 13.3 13.7 2,200 2,300 2,400 2,500 2,600 2010 2011 (000) GM Volume GM Share % Challenges ¶ External economic/political challenges ¶ Government leadership changes ¶ Speed and uncertainty of China market ¶ Intensifying competition Opportunities ¶ Strong market fundamentals despite lower GDP forecast ¶ Government focus on stimulating domestic consumption ¶ Strong multi-brand portfolio ¶ Continued exports growth (% )

OPPORTUNITIES IN INDIA 110 112 3.7% 3.5% 0.0 1.0 2.0 3.0 4.0 104 106 108 110 112 114 2010 2011 (000) GM Volume GM Share % ¶ Partner Synergies: New entries in fast growing Small Car segment, establishing presence in Mini CV segment, and increasing localization ¶ Full year sales of Beat diesel ¶ Challenges: Inflation, Gas price, slowing GDP growth, Depreciating Rupee (% )

SIGNIFICANT LAUNCHES IN RUSSIA 159 244 8.0% 9.0% 6.2 6.7 7.2 7.7 8.2 8.7 9.2 0 50 100 150 200 250 300 2010 2011 (000) GM Volume GM Share % ¶ 3rd largest automotive group in Russia with Chevrolet being the #1 foreign brand for 5 consecutive years ¶ 14 launches planned for 2012 – Grow business with new global entries (% )

2012 OVERVIEW ¶ Widespread economic challenges ¶ Proactive cost management ¶ Build pricing power and operating leverage ¶ Maintain sales momentum with recent launches + new entries in 2012

DAN AMMANN Senior Vice President and Chief Financial Officer

TOP INVESTOR QUESTIONS ¶ What is the update on pensions? ¶ How are you thinking about capital allocation? ¶ What is path to Europe profitability? ¶ What actions are you taking to improve margins? ¶ What will be the impact of 2012 Truck downtime?

What Is The UPDATE On PENSIONS?

PENSION PLAN ACTIONS ¶ As of Year end 2010 – $128B total Global Pension Benefit Obligation – $22B Underfunded Globally ($12B U.S.)* ¶ “Operating” Actions – e.g. all U.S. DB plans now closed to new participants ¶ Actions within the pension plans – Increased HQ fixed income to better match liability – Benefitted us in 2011 ¶ Exploring other “operating” and “within-plan” actions ¶ More specifics to come in 2012 * Excludes ~ $2B stock contribution completed 1/13/11

How Are You THINKING About CAPITAL ALLOCATION?

CAPITAL ALLOCATION ¶ $39B in available liquidity as of 9/30/11 ¶ Priorities – Invest in the business (many variations) – Liquidity buffer to absorb shocks – Addressing our U.S. pension plans – Returns to shareholders – Minimum debt ¶ Priorities not mutually exclusive -> balance ¶ Evaluated in comprehensive framework Note: Available liquidity includes Canadian HC Trust restricted cash.

What Is PATH To EUROPE PROFITABILITY?

GME PROFITABILITY ¶ Significant progress 2011 vs. 2010 – EBIT-adjusted $0.7B favorable y-o-y thru Q3 before restructuring charges ¶ New product launches performing well – 2011: Zafira, Combo and Astra GTC – 2012: Astra 4-door and Small SUV ¶ Assuming a sustained challenging environment ¶ Reviewing break-even point up and down the P & L ¶ Leadership change, focus and urgency ¶ Some restructuring charges brought into Q4 2011

What ACTIONS Are You TAKING To IMPROVE MARGINS?

MARGIN IMPROVEMENT ¶ Leveraging scale: One Global Car Company – Global manufacturing footprint – Global media buy – Global staff functions ¶ Enforcing stability and predictability – Product Development Efficiency -> Reduce “Churn” – Material Cost -> Strategic Sourcing Process ¶ Go-to-Market with Conviction – Pricing – Channel investment and opportunity – Customer retention

What Will Be The IMPACT of 2012 TRUCK DOWNTIME?

2012 TRUCK DOWNTIME ¶ Ended 2011 at 180K full-size pick-up inventory vs. 200K objective – Expect inventory and production swings thru 2012 ¶ Bottom Line: full-size pick-up and SUV 2012 capacity ~ 2011 capacity – 2011: 12 down weeks – Added 3rd shifts, other capacity improvements – 2012: 29 down weeks, bias to Q2/3

Improve Margins Reinvestment In World’s Best Vehicles Profitably Grow The Business

Questions & Answers